EXHIBIT 5
                                                          ---------
                                 December 11, 2007

   Securities and Exchange Commission
   100 F. Street, N.E.
   Washington, D.C.  20549

        Re:  First Mid-Illinois Bancshares, Inc. Registration of
             Common Stock, Par Value $4.00 Per Share, on Form S-8

   Ladies and Gentlemen:

        We have acted as counsel to First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 300,000 shares of common stock, $4.00 par value per share of the Company (the "Common Stock"), to be issued under the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan (the "Plan").

        In connection therewith, we have examined or are otherwise familiar with the Company's Certificate of Incorporation, as amended to date, the Company's By-Laws, as amended to date, the Plan, the Registration Statement, relevant resolutions of the Board of Directors of the Company and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

        Based on the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.


















        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                       Very truly yours,

                       SCHIFF HARDIN LLP




                       By: /s/ Lauralyn G. Bengel
                           -----------------------------
                           Lauralyn G. Bengel